UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 11, 2007

Dendreon Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30681 (Commission File Number)	22-3203193 (IRS Employer Identification No.)

3005 First Avenue
Seattle, Washington (Address of Principal Executive Office)		98121 (Zip Code)
Registrant’s telephone number, including area code: (206) 256-4545
None
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 1.01
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
INDENTURE
REGISTRATION RIGHTS AGREEMENT

Item 1.01
     On June 11, 2007, Dendreon Corporation (“Dendreon”) entered into an Indenture, a copy of which is attached hereto as Exhibit 10.1 (the “Indenture”), with The Bank of New York Trust Company, N.A., as trustee. The Indenture sets forth the rights and provisions governing Dendreon’s $75 million aggregate principal amount of its 4.75% Convertible Senior Subordinated Notes due 2014 (the “Notes”), which Notes may be increased to $100,000,000 in aggregate principal amount if the initial purchaser’s overallotment option is exercised in full within the next 23 days. Interest is payable on the Notes semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2007. Record dates for payment of interest on the Notes are each June 1st and December 1st.
     The Notes will be convertible into shares of Dendreon’s common stock, at the option of the holder, at an initial conversion rate of 97.2644 shares per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $10.28 per share. There may be an increase in the conversion rate of the Notes under certain circumstances described in the Indenture; however, the number of shares of Common Stock issued will not exceed 114.2857 per $1,000 principal amount, subject to adjustment for certain changes in capitalization by Dendreon.
     The Indenture is described in its entirety by reference to the terms of the Indenture, attached hereto as Exhibit 10.1 and incorporated herein by reference.
     On June 11, 2007, Dendreon entered into a Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 (the “Registration Rights Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial purchaser of the Notes (the “Initial Purchaser”). Pursuant to the terms of the Registration Rights Agreement, Dendreon agreed, for the benefit of the holders of the Notes, at Dendreon’s cost, to file with the Securities and Exchange Commission within ninety (90) days after the original issuance of the Notes and use its reasonable best efforts to cause to become effective within one hundred and eighty days (180) days after the original issuance of the Notes, a shelf registration statement with respect to the resale of the Notes and the shares of common stock issuable upon conversion of the Notes. Dendreon is obligated to use its reasonable best efforts to keep the Registration Statement effective until the earliest of the following: (i) the date the Notes or underlying shares of common stock have been effectively registered under the Securities Act of 1933, as amended (the “Securities Act”), and disposed of, whether or not in accordance with the shelf registration statement, (ii) the date the Notes or underlying shares of common stock, other than any Notes or shares held by affiliates of Dendreon, may be sold without restriction pursuant to Rule 144 under the Securities Act, and (iii) the date that is two years after the date of the issuance of the Notes (including any Notes issued upon exercise of the initial purchaser’s overallotment option).
     The above description of the Registration Rights Agreement is qualified in its entirety by reference to the terms of the Registration Rights Agreement, attached hereto as Exhibit 10.2 and incorporated herein by reference.
Item 8.01. Other Events.
     Four proposed securities class action suits have been filed in The United States District Court for the Western District of Washington. Three of these suits name Dendreon and its chief executive officer as defendants and allege a proposed class period of March 30, 2007 through May 8, 2007. One suit names Dendreon, four of its executive officers, and two members of Dendreon’s board of directors and alleges a proposed class period of March 1, 2007 through May 8, 2007. All four proposed class action suits purport to state claims for securities law violations stemming from Dendreon’s disclosures related to Provenge and the FDA’s actions regarding Dendreon’s pending Biologics License Application for Provenge. The actions seek compensatory damages, attorney’s fees and expenses. Dendreon intends to vigorously defend these actions.
Item 9.01 Financial Statements and Exhibits.
Exhibits

Exhibit No.	Description

10.1	Indenture, dated as of June 11, 2007, between Dendreon and The Bank of New York Trust Company, N.A.

10.2	Registration Rights Agreement, dated as of June 11, 2007 between Dendreon and the Initial Purchaser.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION
By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Senior Vice President, Corporate Development, General Counsel and Secretary

Date: June 12, 2007
EXHIBIT INDEX

Exhibit No.	Description

10.1	Indenture, dated as of June 11, 2007, between Dendreon and The Bank of New York Trust Company, N.A.

10.2	Registration Rights Agreement, dated as of June 11, 2007 between Dendreon and the Initial Purchaser.